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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                       February 13, 2002 (January 31,2002)
                       -----------------------------------


                              APPLIED IMAGING CORP.
             (Exact name of registrant as specified in its charter)


           Delaware                       0-21371               77-0120490
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)        Identification No.)


                         2380 Walsh Avenue, Building B,
                          Santa Clara, California 95051
           (Address of principal executive offices including zip code)


                                 (408) 562-0250
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5  OTHER EVENTS
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     On January 31, 2002, Applied Imaging Corp. ("Applied Imaging") consummated a private placement of 571,500 shares of its common stock to an institutional investor (purchasing for three separate funds) at a purchase price of $1.75 per share. The purchase price was negotiated with the investors and represented a discount of 17% from the average of the previous five trading days' closing price of $2.11 per share as reported by the Nasdaq National Market System.

     Additional shares may be issuable to the investors under certain provisions of the Stock Purchase Agreement between Applied Imaging and the investors. Subject to the occurrence of certain events, beginning July 29, 2002, each investor shall be entitled to a warrant exercisable for a number of shares of Applied Imaging's common stock equal to the number of shares of common stock purchased in the January 31 financing. The warrants are exercisable for four years from issuance at a price of $2.25 per share.

     The proceeds from the private placement will be used for expanded market development and support of the company's MDS(TM) program, working capital and general corporate purposes.

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                              APPLIED IMAGING CORP.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     APPLIED IMAGING CORP.
                                        (Registrant)



Date: February 13, 2002              By: /S/ BARRY HOTCHKIES
                                         ----------------------------------
                                         Barry Hotchkies
                                         Vice President, Chief Financial Officer


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